 EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of PreAxia Health Care Payment Systems Inc. (the "Company") on Form 10-Q for the quarter ended August 31, 2025 as filed with the Securities and Exchange Commission (the "Report"), I, Tom Zapatinas, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1.       The Report fully complies with the requirements of Section l 3(a) or 15(d) of the Securities Exchange Act of l 934; and

2.       The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

September 11, 2026

/s/ Tom Zapatinas
Tom Zapatinas, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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